INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 33-78234 of KPM Funds, Inc. filed on Form N-1A of our report dated July 24, 1998 appearing in the Annual Report dated June 30, 1998, and to the reference to us under the headings "Auditors" and "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information, which is a part of such Registration Statement.


DELOITTE & TOUCHE LLP


Omaha, Nebraska
August 26, 1998